UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	April 26, 2011

GS FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Louisiana 000-22269 72-1341014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3798 Veterans Boulevard, Metairie, Louisiana 70002
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code	(504) 457-6220

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item    5.07         Submission of Matters to a Vote of Security Holders

(a)           An Annual Meeting of Shareholders of GS Financial Corp. (the "Company") was held on April 26, 2011.

(b)           There were 1,257,938 shares of common stock of the Company eligible to be voted at the Annual Meeting and 1,102,608 shares were represented in person or by proxy at the Annual Meeting, which constituted a quorum to conduct business at the meeting.

The items voted upon at the Annual Meeting and the vote for each proposal were as follows:

1.         Election of directors for a three year term:

	FOR	WITHHELD	BROKER NON-VOTES
Bradford A. Glazer	573,018	111,234	418,356
Bruce A. Scott	567,607	116,645	418,356
Paul D. Cordes, Jr.	573,018	111,234	418,356

2.	To ratify the appointment of LaPorte, Sehrt, Romig & Hand as the Company’s independent registered public accounting firm for the year ending December 31, 2011.

FOR	AGAINST	ABSTAIN
1,029,968	72,489	151

     Each of the nominees was elected as director and the proposal to appoint the Company’s independent registered public accounting firm was adopted by the shareholders of the Company at the Annual Meeting.

(c)           Not applicable

Item 7.01           Regulation FD Disclosure

On April 26, 2011, the Board of Directors of GS Financial Corp. (the "Company") declared a quarterly cash dividend of $.10 per share.  The dividend is payable on May 24, 2011 to shareholders of record as of May 9, 2011.

For additional information, reference is made to the Company’s press release dated April 26, 2011, which is included as Exhibit 99.1 hereto and is incorporated herein by reference thereto.  The press release attached hereto is being furnished to the SEC and shall not be deemed to be “filed” for any purpose except as otherwise provided herein.

Item 9.01           Financial Statements and Exhibits

(a)           Not applicable.

(b)           Not applicable.

(c)           Not applicable.

(d)           The following exhibit is included with this Report.

Exhibit No.	Description
99.1	Press release dated April 26, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GS FINANCIAL CORP.

Date: April 26, 2011	By:	/s/Stephen E. Wessel
Stephen E. Wessel
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated April 26, 2011